Exhibit 99.1

For Information Contact:

Company	Contact:

Jeff Unger, Investor Relations

(561) 514-0115

Andrew Bard, Weber Shandwick Worldwide

(212) 445-8368

Casual Male Retail Group, Inc. Reports Second Quarter EPS from Continuing

Operations of $.04 versus $.00 Last Year

CANTON, MA, August 18, 2005 — Casual Male Retail Group, Inc. (NASDAQ/NMS: “CMRG“), retail brand operator of Casual Male Big & Tall and Rochester Big & Tall, today reported its operating results for the second quarter of fiscal 2005.

For the 13 week period ended July 30, 2005, net income was $2.02 million, or $0.06 per diluted share, compared to a net income of $99,000, or $0.00 per diluted share, for the prior year’s period ended July 31, 2004. Notwithstanding the Company’s $100 million tax loss carryforward, assuming a normalized tax rate of 37%, the net income per share for the second quarter of fiscal 2005 was $0.04 per diluted share compared to a net income of $0.00 per diluted share for the second quarter of fiscal 2004.

For the six months ended July 30, 2005, net income was $139,000, or $0.00 per diluted share, compared to a net loss of $5.0 million or $(0.14) per share for the prior year’s six month ended July 31, 2004. Included in the last year’s results was a loss from discontinued operations of $1.1 million, or $(0.03) per share related to the divested Levis®/Dockers® outlet stores.

Results for the second quarter of fiscal 2005 include the operating results of the Company’s Rochester Big & Tall stores, which were acquired by the Company in October 2004.

In addition, last year’s second quarter and six month results include sales of $6.6 million and $12.6 million, respectively, and operating losses of $362,000 and $660,000, respectively, related to the Ecko Unltd.® outlet stores, which were divested in July 2004.

The Company previously reported comparable store sales for the second quarter of 2005 increased 2.5% when compared to the second quarter of fiscal 2004 and comparable store sales for the six months ended July 30, 2005 increased 2.4% when compared to the six months of the prior year.

“We are very pleased with the Company’s continual improvement in earnings from a year ago,” said David Levin, President and Chief Executive Officer. “Our comparable store sales increased for the seventh consecutive quarter, and we had a significant improvement in gross margin. The Company’s enhanced inventory management capabilities are providing significant benefits to the business. We have several million dollars less in Spring seasonal clearance inventory than a year ago.”

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), our above discussion refers to a normalized tax rate, which is a non-GAAP measure. Normalized tax basis reflects a 37% effective tax rate on pre-tax incomes. The Company believes that the inclusion of this non-GAAP measure helps investors to gain a better understanding of the Company’s performance, especially when comparing such results to previous periods or forecasts. However, this non-GAAP financial measure included in this press release is not meant to be considered superior to or as a substitute for results of operations prepared in accordance with GAAP. The following table shows the reconciliation of the net income of $0.04 per diluted share for the second quarter of fiscal 2005 as compared to net income of $0.00 per diluted share for the second quarter of fiscal 2004 on a GAAP basis effected for the adjustment for normalized taxes:

For the13 weeks ended:	July 30, 2005		July 31, 2004
(in millions, except for per share amounts)		Net Income Per Share		Net Income Per Share
Net profits, as reported	$2.02	$0.06	$0.1	$0.00
Income tax, assuming normalized tax rate of 37%	$0.75	$0.02	$0.04	$0.00

Adjusted net profit, after normalized tax expense	$1.27	$0.04	$0.06	$0.00

Weighted average shares outstanding–diluted	36.2		36.0

CMRG will host a conference call with security analysts beginning at 4:00 p.m. ET today, Thursday, August 18, 2005, to review the operating results for the second quarter ended July 30, 2005. The call is being web cast by CCBN and can be accessed at www.casualmale.com/investor. During the conference call the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

The Company also announced the recent hiring of Roger Mayerson, to the newly created position of Vice President, Global Sourcing & Product Development. Mr. Mayerson recently held the position of Vice President of Product Services with Kohl’s Corporation and has over 20 years of experience in direct sourcing for men’s apparel. Roger will report to Linda Carlo, Executive Vice President, Business Development & Global Sourcing.

Casual Male Retail Group, Inc., the largest retailer of big and tall men’s apparel with retail operations throughout the United States, Canada and London, England, operates 496 Casual Male Big & Tall stores, the Casual Male e-commerce site, Casual Male catalog business, 13 Casual Male at Sears-Canada stores and 22 Rochester Big & Tall stores and a direct to consumer business. The Company is headquartered in Canton, Massachusetts and its common stock is listed on the Nasdaq National Market under the symbol “CMRG.”

The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company’s strategic direction and the effect of such plans on the Company’s financial results. The Company’s actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission, including without limitation , its Current Report Form 8-K filed on April 8, 2005, that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company.

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CASUAL MALE RETAIL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	For the 13 weeks ended		For the 26 weeks ended
	July 30, 2005	July 31, 2004	July 30, 2005	July 31, 2004
Sales	$100,620	$88,076	$197,918	$172,251
Cost of goods sold including occupancy	56,947	51,917	114,006	102,366

Gross profit	43,673	36,159	83,912	69,885
Expenses:
Selling, general and administrative	36,605	32,746	73,767	65,899
Depreciation and amortization	2,997	2,514	5,975	4,735

Total expenses	39,602	35,260	79,742	70,634

Operating income (loss)	4,071	899	4,170	(749)
Other income, net		308	—	308
Interest expense, net	(2,051)	(1,977)	(4,031)	(4,156)

Income (loss) from continuing operations before minority interest and income taxes	2,020	(770)	139	(4,597)
Minority interest	—	(354)	—	(701)
Income taxes	—	—	—	—

Income (loss) from continued operations	$2,020	$(416)	$139	$(3,896)

Income (loss) from discontinued operations	—	515	—	(1,099)

Net income (loss)	$2,020	$99	$139	$(4,995)

Net income (loss) per share—basic and diluted
Income (loss) from continued operations	$0.06	($0.01)	$0.00	($0.11)
Income (loss) from discontinued operations	$0.00	$0.01	$0.00	($0.03)

Net profit (loss)	$0.06	$0.00	$0.00	($0.14)
Weighted-average number of common shares outstanding:
Basic	34,284	34,485	34,259	34,805
Diluted	36,185	36,103	36,011	34,805

CASUAL MALE RETAIL GROUP, INC.

CONSOLIDATED BALANCE SHEETS

July 30, 2005 and January 29, 2005

(Dollars in thousands)

	July 30, 2005	January 29, 2005
ASSETS
Cash and cash equivalents	$5,695	$5,731
Inventories	86,484	79,858
Other current assets	6,179	9,178
Property and equipment, net	75,835	74,651
Goodwill and other intangibles	89,454	89,349
Other assets	8,818	9,021

Total assets	$272,465	$267,788

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other liabilities	$51,307	$53,729
Notes payable	27,491	19,311
Long-term debt, net of current portion	115,848	117,784
Stockholders’ equity	77,819	76,964

Total liabilities and stockholders’ equity	$272,465	$267,788